______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 2, 2010, GeoResources, Inc. issued a press release reporting its oil and gas reserves as of December 31, 2009.   A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated March 2, 2010.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: March 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated March 2, 2010.

EXHIBIT 99.1
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathy@georesourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Proved Reserves

467% of Production Replaced; Reserve Quantities Increase 42%

Houston, Texas, March 2, 2010 – GeoResources, Inc., (NASDAQ: GEOI), today announced its proved reserves of crude oil and natural gas as of December 31, 2009.  Based on the prescribed Securities and Exchange Commission (“SEC”) rules, proved reserves were estimated at 20.7 million barrels of oil equivalent (“Mmboe”), being 55% oil and 75% proved developed.  Proved reserves increased 6.1 Mmboe for a growth rate of 42% from December 31, 2008 to December 31, 2009.  The Company replaced 467% of the 1.7 Mmboe of production during the year; 150% of production was replaced through drilling and the remainder resulted from core area acquisitions and upward reserve revisions.  The independent reservoir engineering firm of Cawley, Gillespie & Associates, Inc. prepared the Company’s year-end reserve report.

The present value of future cash flows before income taxes as of December 31, 2009, discounted at 10% (SEC PV10, a non-GAAP measure), totaled $217.6 million, up 45% from December 31, 2008.  The following table shows the proved reserves by category using SEC guidelines.

	SEC Proved Reserves – December 31, 2009

Reserve category:	Oil (Mbbl)	Natural Gas Liquids (Mbngl)	Gas (Mmcf)	Barrels of Oil Equivalents (MBOE)	PV10 Value (M$)
Proved developed	9,221	405	35,708	15,578	$182,580
Proved undeveloped	2,198	128	16,530	5,081	$35,011
Total	11,419	533	52,238	20,659	$217,591

The SEC proved reserves as of December 31, 2009 were calculated based on new guidelines that went into effect for the Company’s year-end 2009 oil and gas reporting.  The new pricing rules require that reserve calculations utilize the unweighted average first day of the month prices for the prior twelve months to December 31, 2009, contrasted with the pricing methodology required in prior years which used prices existing on December 31.  Under the new rules, prices were $61.18 per barrel of crude oil and $3.83 per Mmbtu for natural gas, prior to adjusting for quality and basis differentials.  Prices used as of December 31, 2008 were $44.60 per barrel of crude oil and $5.62 per Mmbtu for natural gas.

Utilizing the NYMEX forward curve as of December 31, 2009 proved reserves were 23.7 Mmboe with a PV10 value of $422 million.  Prior to adjusting for quality and basis differentials prices ranged from $82.20 per barrel and $5.79 per Mmbtu in 2010 to $98.05 per barrel and $7.44 per Mmbtu in 2017; prices were held flat thereafter.  The following table shows proved reserves by category using a NYMEX based pricing methodology.

	NYMEX Forward Price Proved Reserves – December 31, 2009

Reserve category:	Oil (Mbbl)	Natural Gas Liquids (Mbngl)	Gas (Mmcf)	Barrels of Oil Equivalents (MBOE)	PV10 Value (M$)
Proved developed	9,899	462	40,371	17,090	$331,671
Proved undeveloped	2,647	164	22,680	6,591	$90,004
Total	12,546	626	63,051	23,681	$421,675

Partnership Reserves

In addition to the direct working interests reflected above, GeoResources also holds a general partner and operating interest in two limited partnerships.  The Company’s share of partnership reserves are not reflected in its direct interests shown above.  The following tables show the Company’s estimated net share of the affiliated partnerships’ reserves and estimated present value of future net income discounted at 10% using SEC guidelines and the NYMEX forward curve comparable to the above tables.

GeoResources share of Partnerships using SEC Proved Reserves – December 31, 2009

Reserve category:	Oil (Mbbl)	Natural Gas Liquids (Mbngl)	Gas (Mmcf)	Barrels of Oil Equivalents (MBOE)	PV10 Value (M$)
Proved developed	45	135	7,011	1,349	$10,293
Proved undeveloped	10	16	517	112	$379
Total	55	151	7,528	1,461	$10,672

Utilizing the NYMEX forward curve as of December 31, 2009, the Company’s share of the partnerships’ estimated total proved reserves are 1.7 Mmboe with a PV10 value of $22 million.

GeoResources share of Partnerships using NYMEX Price Proved Reserves – December 31, 2009

Reserve category:	Oil (Mbbl)	Natural Gas Liquids (Mbngl)	Gas (Mmcf)	Barrels of Oil Equivalents (MBOE)	PV10 Value (M$)
Proved developed	52	157	7,719	1,495	$20,320
Proved undeveloped	11	17	1,274	240	$1,779
Total	63	174	8,993	1,735	$22,099

Comments
Mr. Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “We are pleased with the significant increases we have reported to our proved reserves.  Our track record over the past three years shows a 105% compound annual growth rate for proved reserves and 81% for production.  It is important to note that our business strategy includes a portfolio of both crude oil and natural gas projects.  Accordingly, we are somewhat insulated from commodity price deterioration in one commodity versus the other.  As we continue into 2010, we expect to increase our drilling budget and, given our liquidity take advantage of strategic corporate or asset acquisitions.  We are motivated and focused on our business strategy to continue our profitable growth.”

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest, Gulf Coast and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K/A for the year ended December 31, 2008,  annual and other reports and any and all other documents on file with the SEC regarding information about GeoResources and  for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).